Exhibit 99.1

CAREMARK AND CVS ANNOUNCE S-4 FILING DECLARED EFFECTIVE BY SEC

— Commence Mailing of Proxy Statement to Shareholders —

— Set Dates of Shareholder Meetings to Vote on Proposed Merger —

NASHVILLE, TN and WOONSOCKET, RI—January 19, 2007—Caremark Rx, Inc. (NYSE: CMX) and CVS Corporation (NYSE: CVS) announced today that the Registration Statement on Form S-4 relating to the companies’ proposed merger of equals was declared effective by the Securities and Exchange Commission. Accordingly, Caremark and CVS will immediately commence the mailing of a definitive joint proxy statement to Caremark shareholders of record as of the close of business on January 15, 2007 and to CVS shareholders of record as of the close of business on January 19, 2007.

Caremark will hold a special meeting of its shareholders to approve the proposed merger on February 20, 2007 at 8:30 a.m., Central Time, at the Hilton Nashville Downtown, 121 Fourth Avenue South, Nashville, Tennessee. CVS will hold a special meeting of its shareholders for the same purpose on February 23, 2007 at 11:00 a.m., Eastern Time, at its corporate headquarters, One CVS Drive, Woonsocket, Rhode Island.

“We are very pleased that we have received clearance from the SEC to move forward with our shareholder vote next month. We remain on track to close our merger with Caremark by the end of February,” said Tom Ryan, Chairman, President and CEO of CVS. “The combination of CVS and Caremark will create the services and solutions customers and consumers have been asking for and offer a better way to deliver pharmaceutical services and reduce healthcare costs in what is an increasingly complex healthcare system. We believe this will translate into greater value for shareholders of both companies.”

Caremark and CVS announced on Tuesday enhancements to the previously announced merger of equals, including the payment of a special one-time cash dividend of $2.00 per share to Caremark shareholders upon closing of the transaction. The companies also announced plans to execute an accelerated share repurchase program that will retire 150 million of the outstanding shares of the combined company promptly after closing of the transaction.

Mac Crawford, Chairman, President and CEO of Caremark added, “We look forward to our respective shareholder meetings and to closing our strategic merger of equals with CVS.”

About the CVS/Caremark Merger

On November 1, 2006, Caremark and CVS executed a merger agreement which provides for the combination of the two companies in a transaction structured as a merger of equals.

On December 20, 2006, the initial waiting period for the CVS/Caremark merger as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired without a Request for Additional Information from the U.S. Federal Trade Commission.

On January 16, 2007, Caremark and CVS jointly announced that they had enhanced the value of the proposed merger for shareholders of both companies. Caremark shareholders will receive a special one-time cash dividend of $2.00 per share upon closing of the transaction. In addition, promptly following closing of the merger, the combined company will retire 150 million or approximately 10% of its outstanding shares through an accelerated share repurchase program. The share retirement is expected to enable the combined company to achieve double-digit cents-per-share accretion and significantly increase the combined company’s return on equity in 2008. The original terms of the CVS/Caremark merger agreement remain unchanged.

On January 19, 2007, the Registration Statement on Form S-4 relating to the proposed merger of Caremark and CVS was declared effective by the Securities and Exchange Commission. The Registration Statement includes a joint proxy statement/prospectus that will be sent to the shareholders of both companies. Each company will immediately commence mailing of the joint proxy statement/prospectus to its shareholders.

A special meeting of Caremark’s shareholders to approve the merger will be held on February 20, 2007 and a special meeting of CVS’s shareholders for the same purpose will be held on February 23, 2007.

Caremark shareholders with questions about the merger, or who need assistance in voting their shares, may call the company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-9498. Banks and brokers may call collect at (212) 750-5833.

CVS shareholders with questions about the merger, or who need assistance in voting their shares may call the company’s proxy solicitor, Morrow & Co., Inc., toll-free at (800) 245-1502.

About Caremark

Caremark is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. The company’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. In addition, Caremark is a national provider of drug benefits to eligible beneficiaries under the Medicare Part D program. The company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Additional information about Caremark is available at www.Caremark.com

About CVS

CVS is America’s largest retail pharmacy, operating more than 6,200 retail and specialty pharmacy stores in 43 states and the District of Columbia. With more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS innovatively serves the healthcare needs of all customers through its

CVS /pharmacy stores; its online pharmacy, CVS.com; its retail-based health clinic subsidiary, MinuteClinic; and its pharmacy benefit management, mail order and specialty pharmacy subsidiary, PharmaCare. General information about CVS is available through the Investor Relations portion of the Company’s website, at <http://investor.cvs.com>, as well as through the pressroom portion of the Company’s website, at www.cvs.com/pressroom <http://www.cvs.com/pressroom>.

Contacts:

For CVS:	For Caremark:
Investor Inquiries:	Investor Inquiries:
Nancy Christal, (914) 722-4704	Craig Hartman, (615) 743-6653

Media Inquiries:	Media Inquiries:
Eileen Howard Dunn, (401) 770-4561	Steve Lipin/Nina Devlin
Brunswick Group, (212) 333-3810

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Caremark and CVS. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to Caremark, CVS or the combined company or the transaction, are intended to identify those assertions as forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the merger, information about the combined company, including expected synergies and projected revenues and cash flows, combined operating and financial data, including future financial and operating results, the combined company’s objectives, plans and expectations, the likelihood of satisfaction of certain closing conditions and whether and when the merger will be consummated. These statements are based upon the current beliefs and expectations of management of Caremark and CVS and are subject to a number of factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. The following factors, among other things, could cause actual results to differ from the forward-looking statements in this document: (1) the companies may be unable to obtain stockholder or regulatory approvals in a timely manner, if at all; (2) the businesses of Caremark and CVS may not be integrated successfully or as quickly as expected; (3) cost savings and any other synergies or cash flows from the merger may not be fully realized or may take longer to realize than expected; (4) the transaction may involve unexpected costs; (5) the businesses and results of operations of Caremark and CVS may suffer as a result of uncertainty surrounding the transaction; and (6) the industry may be subject to future regulatory or legislative action. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release. Risk factors affecting the businesses of each of Caremark and CVS are set forth in, and may be accessed through, each company’s filings with the SEC. These and other factors relating to the merger are available in the joint proxy statement/prospectus filed with the SEC.

Important Information for Investors and Stockholders

CVS has filed with the SEC a registration statement on Form S-4 that was declared effective by the SEC on January 19, 2007. This registration statement includes a joint proxy statement/prospectus in connection with the proposed merger. Caremark and CVS urge investors and stockholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information.

Investors and stockholders are currently able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com. Documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com. Investors and stockholders may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Caremark stockholders to approve the merger at the following address: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022.

Caremark, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger. A description of the interests of Caremark’s directors and executive officers in Caremark is set forth in the proxy statement for Caremark’s 2006 annual meeting of stockholders, which was filed with the SEC on April 7, 2006. CVS, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CVS in connection with the merger. A description of the interests of CVS’s directors and executive officers in CVS is set forth in the proxy statement for CVS’s 2006 annual meeting of stockholders, which was filed with the SEC on March 24, 2006.

If and to the extent that any of the Caremark or CVS participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits are described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Caremark’s and CVS’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus.